AMENDMENT

This Amendment (“Amendment”) to the Amended and Restated Global Custody and Fund Accounting Agreement between the trusts (each, a “Trust”) acting on behalf of each of the portfolios listed under their names in Schedule A (each, a “Customer” or a “Fund”) thereto and JPMorgan Chase Bank, N.A. (“Bank”) dated as of March 31, 2022, as amended (the “Principal Agreement”), is entered into as of December 1, 2022 (the “Effective Date”).

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which Bank was appointed to provide certain custody and fund accounting services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A) Schedule A of the Principal Agreement is hereby replaced in its entirety by Schedule A to this Amendment (as attached).

(B) Schedule E of the Principal Agreement is hereby replaced in its entirety by Schedule E to this Amendment (as attached).

(C) As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

JPMORGAN INSTITUTIONAL TRUST
JPMORGAN TRUST I
JPMORGAN TRUST II
JPMORGAN TRUST IV
J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
J.P. MORGAN MUTUAL FUND INVESTMENT TRUST
UNDISCOVERED MANAGERS FUNDS
JPMORGAN INSURANCE TRUST

By:	/s/ Brian Shlissel
Name:	Brian Shlissel
Title:	President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Tyler Kimble
Name:	Tyler Kimble
Title:	Vice President

Schedule A

JPMorgan Institutional Trust

JPMorgan Intermediate Bond Trust

JPMorgan Core Bond Trust

J.P. Morgan Fleming Mutual Fund Group, Inc

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Growth Advantage Fund

JPMorgan Insurance Trust

JPMorgan Insurance Trust Core Bond Portfolio

JPMorgan Insurance Trust Global Allocation Portfolio

JPMorgan Insurance Trust Income Builder Portfolio

JPMorgan Insurance Trust Mid Cap Value Portfolio

JPMorgan Insurance Trust Small Cap Core Portfolio

JPMorgan Insurance Trust U.S. Equity Portfolio

JPMorgan Trust I

JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan Access Balanced Fund

JPMorgan Access Growth Fund

JPMorgan California Municipal Money Market Fund

JPMorgan California Tax Free Bond Fund

JPMorgan Commodities Strategy Fund (liquidated August 30, 2018)

JPMorgan Corporate Bond Fund

JPMorgan Diversified Fund

JPMorgan Diversified Real Return Fund (liquidated on December 8, 2017)

JPMorgan Emerging Markets Corporate Debt Fund (liquidated on February 3, 2020)

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Emerging Markets Strategic Debt Fund (liquidated on April 29, 2022)

JPMorgan Equity Focus Fund

JPMorgan Equity Low Volatility Income Fund (liquidated on June 4, 2018)

JPMorgan Europe Dynamic Fund

JPMorgan Federal Money Market Fund

JPMorgan Floating Rate Income Fund

JPMorgan Global Allocation Fund

JPMorgan Global Bond Opportunities Fund

JPMorgan Global Research Enhanced Index Fund (liquidated on June 29, 2020)

JPMorgan Hedged Equity Fund

JPMorgan High Yield Municipal Fund

JPMorgan Income Builder Fund

JPMorgan Income Fund

JPMorgan Trust I (continued)

JPMorgan Inflation Managed Bond Fund (liquidated on April 8, 2022)

JPMorgan International Advantage Fund (liquidated on February 26, 2021)

JPMorgan International Equity Fund

JPMorgan International Equity Income Fund (liquidated)

JPMorgan International Opportunities Fund (liquidated on October 2, 2017)

JPMorgan International Focus Fund

JPMorgan International Value Fund

JPMorgan International Value SMA Fund (liquidated on June 8, 2018)

JPMorgan Managed Income Fund

JPMorgan Mid Cap Equity Fund

JPMorgan National Municipal Income Fund

JPMorgan New York Municipal Money Market Fund

JPMorgan New York Tax Free Bond Fund

JPMorgan Opportunistic Equity Long/Short Fund

JPMorgan Prime Money Market Fund

JPMorgan Research Market Neutral Fund

JPMorgan Short Duration Core Plus Fund

JPMorgan Small Cap Blend

JPMorgan Small Cap Equity Fund

JPMorgan Small Cap Sustainable Leaders Fund

JPMorgan SmartAllocation Equity Fund (liquidated on November 30, 2017)

JPMorgan SmartAllocation Income Fund (liquidated on November 30, 2017)

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2020 Fund

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund

JPMorgan SmartRetirement 2060 Fund

JPMorgan SmartRetirement Blend Income Fund

JPMorgan SmartRetirement Blend 2020 Fund

JPMorgan SmartRetirement Blend 2025 Fund

JPMorgan SmartRetirement Blend 2030 Fund

JPMorgan SmartRetirement Blend 2035 Fund

JPMorgan SmartRetirement Blend 2040 Fund

JPMorgan SmartRetirement Blend 2045 Fund

JPMorgan SmartRetirement Blend 2050 Fund

JPMorgan SmartRetirement Blend 2055 Fund

JPMorgan SmartRetirement Blend 2060 Fund

JPMorgan Strategic Income Opportunities Fund

JPMorgan Systematic Alpha Fund (liquidated on June 4, 2020)

JPMorgan Tax Aware Equity Fund

JPMorgan Tax Aware Real Return Fund

JPMorgan Tax Aware Real Return SMA Fund (liquidated on September 20, 2019)

JPMorgan Trust I (continued)

JPMorgan Tax Free Money Market Fund

JPMorgan Total Return Fund

JPMorgan Unconstrained Debt Fund

JPMorgan U.S. Applied Data Science Value Fund

JPMorgan U.S. Dynamic Plus Fund (liquidated on March 23, 2018)

JPMorgan U.S. Equity Fund

JPMorgan U.S. GARP Equity Fund

JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan U.S. Research Enhanced Equity Fund

JPMorgan U.S. Small Company Fund

JPMorgan U.S. Sustainable Leaders Fund

JPMorgan U.S. Value Fund

JPMorgan Value Advantage Fund

Security Capital U.S. Core Real Estate Securities Fund (liquidated on December 8, 2017)

JPMorgan Trust II

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond Fund

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan Government Bond Fund

JPMorgan High Yield Fund

JPMorgan International Research Enhanced Equity Fund (liquidated June 10, 2022)

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Investor Growth Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Limited Duration Bond Fund

JPMorgan Liquid Assets Money Market Fund

JPMorgan Market Expansion Enhanced Index Fund (liquidated on May 6, 2022)

JPMorgan Mid Cap Growth Fund

JPMorgan Mortgage-Backed Securities Fund

JPMorgan Multi-Cap Market Neutral Fund (liquidated on March 28, 2018)

JPMorgan Municipal Money Market Fund

JPMorgan Ohio Municipal Bond Fund (liquidated on December 8, 2017)

JPMorgan Short Duration Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

JPMorgan SMID Cap Equity Fund

JPMorgan Sustainable Municipal Income Fund

JPMorgan Tax Free Bond Fund

JPMorgan Treasury & Agency Fund (liquidated on December 8, 2017)

JPMorgan U.S. Government Money Market Fund

JPMorgan U.S. Treasury Plus Money Market Fund

Undiscovered Managers Funds

JPMorgan Realty Income Fund (liquidated on May 20, 2022)

Undiscovered Managers Behavioral Value Fund

JPMorgan Trust IV

JPMorgan Core Focus SMA Fund

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan Equity Premium Income Fund

JPMorgan Hedged Equity 2 Fund

JPMorgan Hedged Equity 3 Fund

JPMorgan Institutional Tax Free Money Market Fund

JPMorgan International Equity Plus Fund (liquidated on October 15, 2021)

JPMorgan International Hedged Equity Fund

JPMorgan Macro Opportunities Fund (liquidated on October 13, 2022)

JPMorgan Municipal SMA Fund

JPMorgan Preferred and Income Securities Fund

JPMorgan Securities Lending Money Market Fund

JPMorgan SmartRetirement 2065 Fund

JPMorgan SmartRetirement Blend 2015 Fund

JPMorgan SmartRetirement Blend 2065 Fund

JPMorgan SmartSpending 2020 Fund (liquidated on April 25, 2022)

JPMorgan Ultra-Short Municipal Fund

SCHEDULE E

Amended Fee Schedule

Custody Fees

Safekeeping and Straight-Through Processing (STP) Transactions

Safekeeping: Basis point fees apply to assets that a Fund has instructed the Bank to hold or reflect on its custody systems.

STP Transactions: STP fees are applied to all security transactions (including receives and delivers, both vs payment and free of payment, trade cancellations, and trade amendments), effected during the billing period via electronic trade instructions received by the Bank, which enable straight-through processing.

	Safekeeping	STP Transactions
Location of Settlement	Basis Point Fee	STP Fee
Argentina	15.00	40.00
Australia	1.00	18.00
Austria	1.50	20.00
Bahrain	30.00	80.00
Bangladesh	30.00	80.00
Belgium	0.95	15.00
Bermuda	15.00	45.00
Botswana	30.00	80.00
Brazil	5.50	25.00
Bulgaria	30.00	75.00
Canada	0.90	10.00
Chile	16.00	45.00
China[1]	10.00	45.00
Clearstream[3]	1.00	8.00
Colombia	30.00	65.00
Croatia	20.00	45.00
Cyprus	20.00	75.00
Czech Republic	12.00	35.00
Denmark	1.15	18.00
Egypt	15.00	45.00
Estonia[4]	25.00	65.00
Euroclear[3]	0.85	8.00
Finland	1.15	18.00
France	0.90	18.00
Germany	1.00	18.00
Ghana	25.00	80.00
Greece	5.00	35.00
Hungary	12.00	45.00

	Safekeeping	STP Transactions
Location of Settlement	Basis Point Fee	STP Fee
Iceland	20.00	60.00
Indonesia	7.00	40.00
Ireland	1.50	18.00
Israel	16.00	45.00
Italy	1.25	20.00
Jordan	40.00	80.00
Kazakhstan	40.00	80.00
Kenya	30.00	80.00
Kuwait	35.00	80.00
Latvia[4]	20.00	65.00
Lithuania[4]	25.00	65.00
Luxembourg	2.50	25.00
Malaysia	5.00	25.00
Mauritius	30.00	80.00
Mexico	5.00	35.00
Morocco	30.00	75.00
Namibia	30.00	80.00
Netherlands	1.00	15.00
New Zealand	1.50	25.00
Nigeria	30.00	55.00
Norway	1.15	18.00
Oman	30.00	80.00
Pakistan	30.00	75.00
Peru	25.00	60.00
Philippines	7.00	35.00
Poland	9.00	45.00
Portugal	3.00	25.00
Qatar	35.00	80.00
Romania	30.00	75.00
Russia	13.00	45.00
Saudi Arabia	30.00	60.00
Serbia	25.00	85.00
Singapore	2.50	30.00
Slovak Republic	20.00	50.00
Slovenia	25.00	50.00
South Africa	3.50	20.00
Spain	1.00	20.00
Sri Lanka	20.00	65.00

	Safekeeping	STP Transactions
Location of Settlement	Basis Point Fee	STP Fee
Sweden	1.15	18.00
Switzerland	1.00	20.00
Tanzania	30.00	80.00
Thailand	7.00	35.00
Tunisia	35.00	65.00
Turkey	8.00	35.00
Ukraine	30.00	80.00
United Arab Emirates	17.50	80.00
United Kingdom	0.15	8.00
Uruguay	30.00	65.00
Vietnam	25.00	65.00
West African Economic & Monetary Union (Benin, Burkina Faso, Guinea-Bissau, Ivory Coast, Mali, Niger, Senegal, Togo)	50.00	100.00
Zambia	30.00	80.00
Zimbabwe	30.00	80.00

Assets settled through ICSD which will be billed at separate rates. Please refer to table below3 :

Safekeeping
ICSD Settled/held : Domicile location of assets	Basis Point Fee
Euroclear – United States	0.50

	Safekeeping Tiered Basis Point Fee			STP Transactions
Location of Settlement	Tier I (bps)	Threshold I	Tier II (bps)	STP Fee
Hong Kong [2]	1.35	6,000,000,000	1.10	25.00
India	5.75	2,800,000,000	4.25	30.00
Japan	0.85	2,000,000,000	0.75	8.00
South Korea	4.50	1,500,000,000	3.00	15.00
Taiwan	6.50	1,350,000,000	5.00	40.00
United States	0.05	1,100,000,000,000	0.04	2.25

Safekeeping and Straight-Through Processing (STP) Transactions – Notes and Methodologies

-

Safekeeping: Fees are assessed on the basis of 30 calendar days per month over 360 days per calendar year (i.e. “30/360”). Basis point fees will be calculated by the Bank at the end of the relevant billing period using asset values on the last day of such billing period derived from data provided by the Bank’s selected pricing sources in accordance with the Bank’s pricing practices applied at its discretion. The Bank reserves the right, upon notice to Fund, to calculate basis point fees for the billing period based on the average asset value during the billing period rather than the asset value on the last day of the billing period taking into account factors such as whether the decrease in asset value was related to the sale of securities or changes in the market prices of securities. Tiered Safekeeping Basis Point Fees are assessed at the Relationship level. “Relationship” refers to all accounts of the Funds under the Principal Agreement(s). Tiered basis point rates apply to the market value of assets greater than the threshold of the prior tier up to the threshold of that rate’s respective tier.

-

STP Transactions: STP fees will be assessed where the Bank receives authorized instructions in accordance with the terms of the Principal Agreement(s) in an electronic format that enables STP, when applicable. Trade instructions that require manual input or repair will incur surcharges as set forth herein.

-

To the extent the applicable market safekeeping fees are not stated herein, the Bank will assess a standard rate for the relevant market and/or service to be determined by the Bank. Assets settled through ICSD will be displayed on the invoice as a separate market naming convention from local markets.

[1]

Safekeeping and STP fees in China is based on the assumption that HSBC is the appointed sub-custodian in China. The Bank reserves the right, upon notification to Customer, to modify the fee should Customerdecide to use a different sub-custodian in China.

[2]	Safekeeping and STP fees in Hong Kong and China Connect will be consolidated under Hong Kong for purposes of billing invoices.
[3]

Bank local non-International Central Securities Depository (ICSD) issued assets that are settled and held through an ICSD on the basis of underlying local market safekeeping fees set forth within unless the market is listed in the table ‘ICSD Settled /held’, where separate rates set forth within this table for each market will apply. In markets with tiered safekeeping fees, local non-ICSD issued assets settled through ICSD will be tiered independently from non-Euroclear local market assets for purposes of determining the applicable safekeeping fee. Tiered Safekeeping Basis Point Fees are assessed at the Relationship level. “Relationship” refers to all accounts of the Funds under the Principal Agreement(s).

[4]	Luxembourg and All Baltic markets- Estonia, Latvia and Lithuania are supported via Clearstream in its capacity as an International Central Securities Depository (ICSD).

Other Transaction Fees

The fees set forth in this section apply to Non-STP Transactions and other security transactions, such as record-keeping, inter-account transfers and repo transactions.

Other Transaction Fees		Fees
Non-STP Surcharge – Repairs	Per Transaction	25.00
Manual Instruction Surcharge	Per Transaction	50.00
Physical Securities Transaction	Per Transaction	20.00
Record Keeping-Only Transaction Post	Per Transaction	5.00
Inter-account Transfer – Book-Entry Security	Per Transaction Per Side	2.50
Collateral Pledge	Per Transaction	2.20

Other Transaction Fees – Notes and Methodologies

-	Non-STP Surcharge – Repairs: includes corporate action instructions repaired by the Bank
-	Manual Instruction Surcharge: includes manual corporate action instruction submission

Proxy Services

The fees set forth in this section apply where the Funds have opted in to the service, and vary by type of market and level of service provided.

Proxy Services – Fees

Proxy Services		Fees
Standard Market	Per Vote Per Account	15.00
Complex Market	Per Vote Per Account	45.00

Proxy – Standard markets
Australia	Japan	Pakistan	Uganda
Bahrain	Jordan	Philippines	Ukraine
Bangladesh	Kenya	Russia	United Kingdom
Bermuda	Kuwait	S. Africa	Vietnam
Botswana	Malawi	S. Korea	Zambia
Chile	Malaysia	Singapore	Zimbabwe
Colombia	Mauritius	Slovak Rep.
Ghana	Mexico	Spain
Hong Kong	Morocco	Sri Lanka
India	Namibia	Taiwan
Indonesia	New Zealand	Thailand
Ireland	Nigeria	Tunisia
Israel	Oman	U.A.E.

Proxy – Complex markets
Argentina	Czech Rep.	Hungary	Saudi Arabia
Austria	Denmark	Iceland	Serbia
Belgium	Egypt	Italy	Slovenia
Brazil	Euroclear	Kazakhstan	Portugal
Bulgaria	Finland	Netherlands	Sweden
China	France	Norway	Switzerland
Clearstream	FORSS/FSO Proxy	Peru	Tanzania
Croatia	Germany	Poland	Turkey
Cyprus	Greece	Romania

Proxy Services – Notes and Methodologies

-	Standard and Complex markets of settlement are defined as per the grid above and are subject to change at the Bank’s discretion.
-	Proxy Voting in Canada and United States will be free of charge.

Custody Account Administration

The annual fees set forth in this section are for administration and maintenance of the account by the Bank.

Custody Account Administration – Fees

Account Administration		Fees
Account Maintenance: Custody Collateral Control Account	Per Open Account Per Annum	1,900.00
Custody Account Maintenance	Per Account Per Annum	1,900.00

Custody Account Administration – Notes and Methodologies

-	Custody Collateral Control Account fee includes tri-party, re-insurance, and statutory deposit accounts.
-	Custody Account maintenance fee applicable only to collateral accounts supporting the Interfund Lending Program.
-	Per annum fees are assessed pro-rata on the basis of 30 calendar days per month over 360 days per year (i.e. “30/360”) for the relevant billing period.
-	Per account fees are assessed for each account open on the Bank’s custody systems irrespective of whether the account has any holdings or activity.

Income and Redemption Processing

The fees set forth in this section are for processing of income and redemption events.

Income and Redemption Processing – Fees

Income and Redemption Processing		Fees
Income Processing: Book Entry	Per Posting	2.25
Income Processing: Physical	Per Posting	15.00
Redemptions: Book Entry	Per Posting	2.25
Redemptions: Physical	Per Posting	15.00

Income and Redemption Processing – Notes and Methodologies

-	Income processing includes principal paydowns, interest on fixed income securities and dividends on equities (cash and/or stock).
-	Redemptions include maturities and full or partial calls on fixed income securities.
-	Fees are assessed for income and redemption events for United States securities. The Bank may, at its discretion, also assess fees for income and redemption events for non-United States securities.

Core Cash Services

The fees set forth in this section are for cash payment and receipt services.

		Fees
Core Cash Services	Basis of fee	Standard	Complex
Free Cash Wire	Per Transaction	3.50	3.50
Inter-account Transfer	Per Transaction Per Side	2.50	2.50

Core Cash Services	Basis of fee	Fees
Checks	Per Transaction	25.00
Cash Instruction Repair Surcharge	Per Transaction	25.00
Manual Cash Instruction Surcharge	Per Transaction	50.00
CLS Wires	Per Transaction Per Leg	7.00

Core Cash Standard Currencies
Australian Dollar (AUD)	Hungarian Forint (HUF)	Serbian Dinar (RSD)
British Pound (GBP)	Israeli New Shekel (ILS)	Singapore Dollar (SGD)
Bulgarian Lev (BGN)	Japanese Yen (JPY)	South African Rand (ZAR)
Canadian Dollar (CAD)	Jordanian Dinar (JOD)	South Korean Won (KRW)
Chinese Yuan (CNY)	Mexican Peso (MXN)	Swedish Krona (SEK)
Croatian Kuna (HRK)	New Zealand Dollar (NZD)	Swiss Francs (CHF)
Czech Koruna (CZK)	Norwegian Krone (NOK)	Turkish Lira (TRY)
Danish Krone (DKK)	Polish Zloty (PLN)	United Arab Emirates Dirham (AED)
Euro Dollar (EUR)	Qatari Rial (QAR)	US Dollar (USD)
Hong Kong Dollar (HKD)	Romanian Leu (RON)

Core Cash Complex Currencies
Argentine Peso (ARS)	Kazakhstani Tenge (KZT)	Saudi Riyal (SAR)
Bahraini Dinar (BHD)	Kenyan Shilling (KES)	Sri Lankan Rupee (LKR)
Bangladeshi Taka (BDT)	Kuwaiti Dinar (KWD)	Taiwan New Dollar (TWD)
Bermudan Dollar (BMD)	Malawian Kwacha (MWK)	Tanzanian Shilling (TZS)
Botswanan Pula (BWP)	Malaysian Ringgit (MYR)	Thai Baht (THB)
Brazilian Real (BRL)	Mauritian Rupee (MUR)	Tunisian Dinar (TND)
Chilean Peso (CLP)	Moroccan Dirham (MAD)	Ugandan Shilling (UGX)
Colombian Peso (COP)	Namibian Dollar (NAD)	Ukrainian Hryvnia (UAH)
Costa Rican Colon (CRC)	Nigerian Naira (NGN)	Uruguayan Peso (UYU)
Egyptian Pound (EGP)	Omani Rial (OMR)	Vietnamese Dong (VND)

Core Cash Complex Currencies
Ghanaian Cedi (GHS)	Pakistani Rupee (PKR)	West African CFA Francs (XOF)
Icelandic Krona (ISK)	Peruvian Sol (PEN)	Zambian Kwacha (ZMW)
Indian Rupee (INR)	Philippine Peso (PHP)	Zimbabwean Dollar (ZWL)
Indonesian Rupiah (IDR)	Russian Ruble (RUB)

Core Cash Services – Notes and Methodologies

-

Manual Cash Instruction Surcharge: Cash instructions that require manual input will incur surcharge as set forth above. This fee will be assessed in addition to standard transaction charges for all faxed or free format SWIFT instructions sent to the Bank.

-

Cash Instruction Repair Surcharge: STP cash instructions that require amendment or repair by the Bank to enable the instructions to be processed will incur surcharge as set forth above. This fee will be assessed in addition to standard transaction charges.

-	Standard and Complex currencies are defined as per the grid above and are subject to change at Bank’s discretion.

Custody Additional Notes and Methodologies

-

Repurchase agreement (Repo) transactions will be assessed as follows: (1) Bilateral Repo: (a) STP Fees apply for each on-leg and off-leg DvP/RvP trade settlements; and (b) Repo Transaction Post fee applies for the maintenance of the repo position on the Bank’s system. (2) Triparty Repo: (a) a Repo Transaction Post fee applies for each on-leg and off-leg transaction; and (b) a Free Cash Wire Receipt or Payment fee applies for the on-leg and off-leg transactions.

-

Exchange-traded options will be assessed as follows: (1) a Record Keeping-Only Transaction Post fee applies for the option transaction. (2) a Collateral Pledge fee applies for the pledge/un-pledge of the underlying equity.

-

Time Deposits will be assessed as follows: (1) a Record Keeping-Only Transaction Post fee applies for each on-leg and off-leg transactions. (2) a Free Cash Wire Receipt or Payment fee applies for the on-leg and off-leg transactions.

Fund Accounting Services Fees

Fund Accounting Fee Per Complex (Month end Net Assets):

The basis point tiering structure is applied to aggregated total net assets of the Funds. The resulting total basis point fee is then prorated to each Fund based on their net assets as a proportion of the aggregated total net assets subject to a Fund level minimum fee (based upon month end net assets).

All Funds excluding Money Market Funds:

Asset Tier		Per Fund Complex Per Annum
From	To	bps
0	100,000,000,000	0.375
100,000,000,001	175,000,000,000	0.300
175,000,000,001	600,000,000,000	0.200
>600,000,000,0001		0.150

Money Market Funds:

Asset Tier		Per Fund Complex Per Annum
From	To	bps
0	250,000,000,000	0.13
>250,000,000,001		0.10

A cap on Fund Accounting fees for each Money Market Fund will be set at $1,400,000 per annum. The foregoing fee cap may be adjusted annually during the term of this Fee Agreement upon the request of either party and the parties hereby agree to negotiate diligently and in good faith any such adjustment.

Fund Accounting Fee– Notes and Methodologies

-	Fee excludes customised NAV service requirements e.g. Non-standard NAV cut-off and deliveries.

Fund Accounting Per Fund Minimums:

Minimum applied to each Fund:

Minimum Fee (applied monthly)	Per Fund Per Annum
All Funds excluding Money Market Funds	20,000.00
Money Market Funds	15,000.00

Note: Fund minimums will be discounted by 50% for the first 6 months billing periods following the relationship/sub fund live date.

Additional Fund Accounting Service Fees:

Additional Fees	Annual Fee
Hourly Money Market Amortized Cost NAVs	Per Fund	5,000.00
Floating NAV Fee	Per Fund	100,000.00
Daily Money Market NAV Calculation Fee	Per Fund	15,000.00
Share Class Fee (greater than 10)	Per Class	2,000.00

ETF Fund Conversion Fee:

One-time fee applied to each Fund:

Description	One-time Fee
Standard ETF Conversion	15,000.00

ETF Conversion Support

-

Transfer of the accounting records; inclusive of collapsing of share classes, converting mutual fund to ETF shares, and the creation of the ledger/ sub-ledgers to support the asset & liability balances

-	Loading of historical NAV, distribution, and market prices to produce NAV/Market returns on a going forward basis
-	Full piecing of the funds PnL from a fiscal/excise perspective in the first year of the newly created ETF operations

Complex Asset Servicing Fees

Complex Asset Servicing

OTC Valuation & Processing*	Basis of Fee	Fee
Pricing Direct	Per position per day	2.50
Other Vendor	Per position per day	4.50
Non-Independent	Per position per day	1.00

OTC Valuation & Processing: Source and validate valuations from approved vendors utilizing the Bank’s existing contractual relationships or received from fund manager/Customer/counterparty. Trade capture, lifecycle management, and processing of valuation and cash data into Bank’s accounting system. Reconciliation of positions to fund manager/Customer and counterparty/clearing broker. Calculation of cash flows or receipt of cash events from fund manager/Customer where relevant. Execution of Customer’s pricing hierarchy and management of valuation vendors.

*Pricing for Structured Products is not covered by the above rates.

OTC Valuation Comparison	Basis of Fee	Fee
Pricing Direct	Per position per day	1.00
Other Vendor	Per position per day	3.00
Non-Independent	Per position per day	0.50

OTC Valuation Comparison: Comparison between Bank Independent OTC valuation and an agreed secondary OTC valuation. Reporting of reconciliation results to be made available to a Fund.

Service	Description	Basis of Fee	Fee
Manual Trade Processing	Trade instructions requiring manual intervention such as fax or email transmitted instructions	Per trade	50.00
CFD Processing	Process CFD components: Income, corporate actions, and financing. Capture of settlement activity & realisation of cash within the fund. Reconciliation to prime broker.	Per position per month	12.00
Bank Loan Position Fee	Trade capture & maintenance on Loan recordkeeping system. Process lifecycle events & cash flows from loan agent and collect and store agent bank notices. Reconcile daily to separate fund cash account and monthly position to Agent Bank. Calculate and post accruals to Fund & price assets.	Per position per annum	500.00

Complex Asset Servicing – Notes and Methodologies

-	Per month and per annum charges will be calculated by the Bank based on the number of unique positions, held or reflected per account, on the last day of the month as reflected on the Bank’s systems.
-	Per annum fees are assessed on the basis of 30 calendar days per month over 360 days per calendar year (i.e. “30/360”).

Agreement & Acknowledgement

A.	Fees and Expenses.

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Fees. Bank will present invoices monthly in arrears. Fees included in this Amendment are based upon information provided by Customer, and where necessary, assumptions that Bank believes to be reasonable are applied. All amounts set forth in this Amendment are quoted in U.S. Dollars.

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Expenses. Bank may charge you for additional out-of-pocket expenses it incurs in the course of providing the Services. Such out-of-pocket expenses may include, but are not limited to, late instruction/settlement fees, local market account opening fees, taxes, issuer fees, legal fees, translation fees, tax reclaim filing fees and/or travel expenses.

B.

AutoFX. For pricing in respect of foreign exchange activity via Bank’s custody FX platform, AutoFX, please refer to the separate pricing letter which will be provided to you in the event that Bank provides this service to you.

C.

FX Conversion. Where costs are incurred in a currency other than your invoice base currency, or costs are based on a valuation of any of your securities in a currency other than your invoice base currency, Bank will perform a foreign exchange calculation to determine such costs payable by you. Such calculation will typically use the WM/Reuters spot rate (“Benchmark Rate”) for the relevant currency pair published at 4:00pm London time on the last business day of each calendar month for which you will be invoiced. However, the Benchmark Rate used in such calculation may change from time to time and Bank will notify you of such rate change.

D.

New Markets or Services. To the extent Customer engages in a market or utilizes a service where fees are not stated in this Amendment, Bank will assess a standard rate for the relevant market or service to be determined by Bank, unless an alternative pricing arrangement is agreed in writing between Customer and Bank. The relevant rate will be assessed commencing at the time the market or service is first engaged or utilized. Resultant charge will be detailed within Customer’s invoice and the Amendment will be deemed to include the rate for such market and/or service.

E.

Overdrafts. In the event that Bank, in its sole discretion, provides an overdraft to Customer, Bank will charge interest at a rate to be determined by Bank. For foreign overdrafts, including USD held offshore, overdraft rates vary by currency and by day, depending largely on market liquidity and prevailing overnight rates. For domestic overdrafts, the overdraft rate is Effective Fed Funds + 150bps.

F.

Earnings Credit Rate. In the event that Bank, in its sole discretion, provides an Earnings Credit Rate program to Customer, and the application of the Earnings Credit Rate program results in a positive number or Earnings Credit, the Earnings Credit may be used to offset fees accrued in Customer’s account during the billing period, up to the amount of the Earnings Credit. Unused Earnings Credits are carried over from month to month during a calendar year and expire at the end of each calendar year. Unused Earnings Credits may not be applied to prior billing periods and cannot be converted into interest. Customer should continuously monitor and adjust balances to ensure optimal use of available Earnings Credits by year-end.

G.

Customized Products. Any customized technology projects required to meet Customer’s specific requirements, such as non-standard reporting requirements, system interfaces or enhancements, will be billed to Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is agreed in writing between Customer and Bank.

H.

Inflation Clause. Bank will increase service fees set forth in the Fee Agreement and any subsequent fee amendments after the anniversary of the effective date of this Fee Agreement and annually thereafter by the U.S. Consumer Price Index (“US CPI”) rate for the most recent year end. For the avoidance of doubt Bank shall not be obliged to reflect a negative US CPI rate. Service fees that use asset values in the fee calculation would not be subject to the rate increase, nor would expenses including but not limited to Out of Pockets.